UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Financial Institutions, Inc.

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
DEAR SHAREHOLDERS:
The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held at the Company’s offices at 220 Liberty Street, Warsaw, New York 14569 on Wednesday, May 3, 2006, at 10:00 a.m. for the following purposes:

1.	To elect four directors for three-year terms; and

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business of March 15, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, we request you vote at your earliest convenience. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy ballot card.
Thank you for your cooperation and support.
On behalf of the Board of Directors,

Peter G. Humphrey President and Chief Executive Officer	Erland E. Kailbourne Chairman of the Board
April 3, 2006

Financial Institutions, Inc.
www.fiiwarsaw.com
220 Liberty Street          P. O. Box 227          Warsaw, New York 14569

PROXY STATEMENT
This Proxy Statement is furnished in connection with solicitation of proxies on behalf of the Board of Directors of Financial Institutions, Inc. (“FII”) for the Annual Meeting of Shareholders of FII to be held on May 3, 2006.
The principal executive office of FII is located at 220 Liberty Street, Warsaw, New York 14569. The main telephone number for FII is (585) 786-1100.
The close of business of March 15, 2006 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 11,324,000 shares of common stock, each of which is entitled to one vote on each matter at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy card are being sent to shareholders is April 3, 2006.
Shareholders of record may vote by telephone, via the Internet or by mail. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark the ballot boxes, date and sign it, and then return it in the enclosed envelope (no postage is necessary if being mailed within the United States). If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Each proxy submitted will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted for the election of directors as set forth in this proxy statement and in accordance with the judgment of the persons named in the proxy with respect to any other matters which may come before the meeting, including without limitation matters raised in compliance with FII’s by-laws, which require, among other things, notice to FII at least 60 days prior to the meeting date. A shareholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the FII Corporate Secretary, (ii) executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.
ELECTION OF DIRECTORS and INFORMATION WITH RESPECT TO
BOARD OF DIRECTORS
Our Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and qualified. The Board of Directors has nominated four persons for election as directors for the terms indicated in the following table. The Board of Directors believes that the nominees will be available and able to serve as directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors. The holders of a majority of the outstanding shares of common stock are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. Directors are elected by a plurality of the votes cast. Proxies indicating abstentions and broker non-votes are counted as present for quorum purposes but are not counted for or against the election of directors. Our By-laws govern the methods for counting votes and vest this responsibility in the Inspectors of Election appointed to perform this function.
The Board of Directors currently consists of twelve members. James E. Stitt, a director whose term expires in 2006, will retire from the Board at the end of his term. Three directors are nominated for re-election and Karl V. Anderson, Jr. is nominated to fill the vacancy created by Mr. Stitt’s retirement. The nominees and information about them are listed in the following table:

Director
Nominees For a	Age as of		Expiration of	Expiration of
Three-Year	Annual	Director	Current	Term Upon	Company Positions and
Term:	Meeting	Since	Term	Election	Principal Occupations

Karl V. Anderson, Jr.	59			2009	Attorney at Law since 1972. President and CEO of Bank of Avoca from 1980 to 2002. Director of Bath National Bank from 2002 to 2005 and Director of National Bank of Geneva in 2005.
Erland E. Kailbourne	64	2005	2006	2009	Chairman and Interim CEO of Adelphia Communications, Inc. from 2002 to 2003. Director of Adelphia Communications, Inc. from 1999 to 2003. Director of the John R. Oishei Foundation Board, a private charitable foundation, since 1999. Director of Rand Capital Corp. since 1999. Director of Albany International Corp. since 1999. Director of New York ISO Board since 1999. Director of Allegany Co-op Insurance Company since 2000. Director of USA Niagara Development Corp since 2001. Member of New York State Banking Board since 1999. Director of Bush Industries Inc from 1999 to 2003. Director of Statewide Zone Capital Corporation from 1996 to 2003. Director of NYSTAR from 2000 to 2005. Director of Five Star Bank since 2005.

Director
Nominees For a	Age as of		Expiration of	Expiration of
Three-Year	Annual	Director	Current	Term Upon	Company Positions and
Term:	Meeting	Since	Term	Election	Principal Occupations

Robert N. Latella	63	2005	2006	2009	Partner and attorney with the law firm Hiscock & Barclay, LLP since April 2004. Partner and attorney with the law firm Jaeckle Fleischmann & Mugel, LLP from August 2000 to April 2004. Director of Five Star Bank since 2005.
John R. Tyler, Jr.	71	2000	2006	2009	Retired in 2000. Formerly Partner of Nixon Peabody LLP, specializing in banking regulation and corporate finance. Director of Bath National Bank from 2001 to 2005, and Five Star Bank since 2005.
The Board of Directors unanimously recommends a vote FOR the nominees, Karl V. Anderson, Jr., Erland E. Kailbourne, Robert N. Latella and John R. Tyler, Jr.

The following table sets forth information about the directors continuing in office.

	Age as of
	Annual	Director	Expiration	Company Positions and
Director Name	Meeting	Since	of Term	Principal Occupations

Barton P. Dambra	64	1993	2008	President of Markin Tubing LP, a manufacturer of steel tubing with worldwide sales. Director of National Bank of Geneva from 2002 to 2005, and Five Star Bank since 2005.

John E. Benjamin	64	2002	2008	President of 3 Rivers Development Corporation, a not-for-profit business for the public and private economic development of businesses and government in the greater Corning, New York area. Director of Bath National Bank from 2001 to 2005, and Five Star Bank since 2005.

Thomas P. Connolly	70	2005	2007	Retired in 2005. Formerly President and shareholder with the law firm McNamee, Lochner, Titus & Williams, P.C. from 2002 thru 2004. Vice President with the law firm McNamee, Lochner, Titus & Williams, P.C. from 1966 to 2002. Director of Five Star Bank since 2005.

Samuel M. Gullo	57	2000	2007	Owner and operator of Family Furniture, a retail furniture sales business; President and Chief Executive Officer of American Classic Outfitters, Inc., an apparel manufacturer; owner of SMG Development, LLC — industrial real estate holdings; owner of Adams Holding, LLC — commercial real estate holdings. Director of Wyoming County Bank from 1996 to 2005, and Five Star Bank since 2005.

Susan R. Holliday	50	2002	2008	President and Publisher of the Rochester Business Journal, Inc., a business newspaper, since 1988. Director of RGS Energy Group, Inc. from 1997 to 2002. Advisory Board member of RGE since 2002. Director of Five Star Bank since 2005.

	Age as of
	Annual	Director	Expiration	Company Positions and
Director Name	Meeting	Since	of Term	Principal Occupations

Peter G. Humphrey	51	1983	2008	President and Chief Executive Officer of FII since 1994. Chairman of the Board of FII from 2001 to 2006. Director of the New York Bankers Association since 1999. Director of the Buffalo Branch of the Federal Reserve Bank of New York since 2001. Chairman and Director of the Board of Wyoming County Bank from 1994 to 2005. Chairman of the Board of National Bank of Geneva from 2003 to 2005. Chairman of the Board of Bath National Bank from 2003 to 2005. Chairman of the Board of First Tier Bank & Trust from 1989 to 2005. Chairman and Director of The FI Group, Inc. since 1999. Director of Burke Group, Inc. from 2002 to 2005. Director of Five Star Bank since 2005.

Joseph F. Hurley	49	2003	2007	Founder and Chief Executive Officer of Savingforcollege.com LLC, a publishing and professional education company that focuses on Section 529 qualified tuition programs since 2000. Partner in Bonadio & Co., LLP, a public accounting firm, specializing in tax, from 1987 to 2004. Director of Burke Group, Inc. from 2002 to 2005, and The FI Group, Inc. from 2002 to 2006, and Five Star Bank since 2005.

James H. Wyckoff	54	1985	2007	University Professor with the Departments of Public Administration and Economics at State University of New York Albany. Director of National Bank of Geneva from 2004 to 2005, and Five Star Bank since 2005.

Based on recommendations made by the Nominating and Governance Committee the Board of Directors has determined that all current directors and the nominee, Karl V. Anderson, Jr., are “independent” under Nasdaq rules, except Peter G. Humphrey, the President and Chief Executive Officer. Mr. Kailbourne was the interim President and CEO of Adelphia Communications Corporation when it filed a petition in bankruptcy in June 2002.

In 2005, the Board of Directors held seventeen meetings. All directors attended more than 75% of the Board meetings and the meetings of Committees on which they serve. There is no required attendance policy with respect to the Annual Meeting of Shareholders, however all of the directors did attend the 2005 Annual Meeting. In 2005 John R. Tyler, Jr. served as the Lead Director, and presided at executive sessions of non-management directors, which sessions were held with each regular Board meeting.
In 2005, the Board of Directors approved the separation of the offices of Chief Executive Officer and Chairman of the Board. This was implemented January 25, 2006 when the Board accepted Mr. Humphrey’s resignation as Chairman of the Board and elected Erland E. Kailbourne, an independent director, as its Chairman. Concurrently, the Lead Director position was abolished.
The Board of Directors has established the following four standing committees: Executive, Audit; Management Development and Compensation; and Nominating and Governance. All the committees except the Executive Committee function under written charters which outline the respective authority, membership, meetings, duties and responsibilities.
On December 5, 2005 FII consolidated its four banking subsidiaries into a single wholly-owned bank named Five Star Bank headquartered in Warsaw, NY. Under the consolidation plan the Board of Directors of FII also serves as the Board of Directors of Five Star Bank, and the compensation, audit and governance functions of the Five Star Bank Board were delegated to the appropriate committees of the FII Board. To implement this process, the charters of the FII Audit, Management Development and Compensation, and Nominating and Governance Committees were revised.
The Audit Committee reviews the general scope of the audit conducted by our independent auditors and matters relating to our financial reporting, internal control systems and credit quality. In performing its function, the Audit Committee meets separately with representatives of the independent auditors, internal auditors, loan review firm and senior management. In 2005, the Audit Committee held seven meetings. The Audit Committee members are Barton P. Dambra, Chairman, John R. Tyler, Jr. and Joseph F. Hurley. Mr. Dambra is the required “audit committee financial expert” and is “independent” as defined in the Securities and Exchange Commission rules.
The Management Development and Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of our executive officers, establishing policies relating to our overall compensation plans, practices and employee benefits, and overseeing management development and succession plans. The Committee also administers our Management Stock Incentive Plan. The Management Development and Compensation Committee members are Samuel M. Gullo, Chairman, James E. Stitt and Susan R. Holliday. In 2005, the Management Development and Compensation Committee held ten meetings.

The Nominating and Governance Committee is charged with assisting the Board of Directors in identifying qualified individuals to become directors, determining membership on Board committees and addressing corporate governance issues. The Nominating and Governance Committee members are John R. Tyler, Jr., Chairman, James H. Wyckoff, Susan R. Holliday and John E. Benjamin. Each of the committee members is considered “independent” under the Nasdaq rules. In 2005, the Nominating and Governance Committee held eight meetings. The committee’s charter is available on FII’s website at www.fiiwarsaw.com. The Nominating and Governance Committee will consider nominations made by shareholders or directors which are timely received pursuant to our By-laws. The evaluation process will include, but not be limited to, determining (i) whether the nominee would be “independent”, and (ii) that the nominee fits the Board’s then current needs for diversity, geographic distribution and professional expertise. Written nominations should be directed to our Director of Human Resources. The Nominating and Governance Committee will evaluate all nominees on the same basis, provided that current directors may be evaluated solely on the basis of their record of performance as an FII director.
In 2005, FII paid each non-employee director $10,000 as an annual retainer, a fee of $1,200 for each meeting of the Board of Directors and a fee of $750 for each committee meeting attended. In addition, FII paid the committee chairmen an additional fee of $800 for each committee meeting attended. The Lead Director was paid an additional annual retainer of $15,000. The ad-hoc Special Committee formed in 2005 consisting of Robert N. Latella and Thomas P. Connolly as Co-Chairmen were each paid an additional annual retainer of $20,000. The annual grants of 1,000 nonqualified stock options to each non-employee director in May 2005 were at an exercise price of $18.29 and vest equally in three annual installments beginning in May 2006. Non-employee directors who were also directors at our subsidiaries were granted 200 nonqualified stock options in February 2005 at an exercise price of $21.05 also with a three-year vesting period. Eligible non-employee directors whose service began on a date other than the date of the Annual Meeting of Shareholders received a pro rata nonqualified stock option grant.
In 2006, FII will pay non-employee director annual retainer and meeting fees as in 2005. The Audit Committee chairman will receive an additional $5,000 annual retainer fee and the Chairman of the Board will receive an additional $30,000 annual retainer fee. The Chairman of the Board will also receive $3,000 for each meeting of the Board of Directors. For their service as directors of Five Star Bank, the Chairman of the Board will receive an annual retainer fee of $30,000 and all other non-employee directors will receive an annual retainer fee of $5,000. In the event Five Star Bank Board or committee meetings are held on a different day than a FII meeting, fees will be paid in accordance with the fee schedule for FII meetings. FII will continue to grant non-employee directors 1,000 shares of nonqualified stock options annually vesting over a three-year period. Non-employee directors who are also directors of Five Star Bank will be granted 1,000 shares of nonqualified stock options at the time of the annual organizational meeting. The exercise price of the options will be the fair market value of the common stock at the time of the grant. The Chairman of the Board has also been provided the use of a Company owned vehicle.
In 2005, the Company paid a law firm and a consultant approximately $22,000 for advice to certain officers and directors of its National Bank of Geneva subsidiary, including Peter G. Humphrey, regarding potential enforcement actions by the Office of the Comptroller of the Currency.
STOCK OWNERSHIP
The following table sets forth information, based upon representations by the entities, believed by FII to be the beneficial owners of more than 5% of its outstanding common stock.

Name	Address	Number of Shares	Percent of Class(6)

Five Star Bank (Held in various trust/fiduciary capacities)	55 North Main St Warsaw, NY 14569	843,464	7.34%

JPMorgan Chase Bank, Gail C. Humphrey and David G. Humphrey, as co-trustees	1 Chase Square Rochester, NY 14643	588,712	5.12%

The following table sets forth information, as of March 10, 2006, with respect to the beneficial ownership of FII’s common stock (including presently exercisable options) by (a) each of the continuing directors and nominees, (b) the continuing “Named Executive Officers” specified in the Summary Compensation Table, and (c) all directors and executive officers of FII as a group.

	Number of		Number of	Number of
	Shares		Shares	Shares
	of Common		of Vested	Beneficially		Percent of
Name	Stock		Options(1)	Owned		Class(6)

Peter G. Humphrey	294,707	(2)	105,207	399,914	(2)	3.48%
Barton P. Dambra	10,354	(3)	6,200	16,554	(3)	*
Samuel M. Gullo	4,284		5,351	9,635		*
John R. Tyler, Jr.	2,234		4,600	6,834		*
Joseph F. Hurley	987		1,015	2,002		*
James H. Wyckoff	356,577	(4)	5,067	361,644	(4)	3.15%
John E. Benjamin	835		2,600	3,435		*

	Number of		Number of	Number of
	Shares		Shares	Shares
	of Common		of Vested	Beneficially		Percent of
Name	Stock		Options(1)	Owned		Class(6)

Susan R. Holliday	6,835		2,000	8,835		*
Karl V. Anderson, Jr.	1,211		400	1,611		*
Robert N. Latella	273		0	273		*
Thomas P. Connolly	273		0	273		*
Erland E. Kailbourne	0		0	0		0
James T. Rudgers	1,250		2,020	3,270		*
Thomas D. Grover	500		6,956	7,456		*
Ronald A. Miller	5,440		16,740	22,180		*
Directors and executive officers as a group (18 persons)	1,531,009	(5)	160,948	1,691,957	(5)	14.72%

*	Denotes less than 1%

(1)	Represents stock options exercisable as of March 10, 2006.
(2)	Includes 64,000 shares held by trusts over which, Mr. Humphrey, as trustee, exercises voting and disposition powers and 20,400 shares owned by Mr. Humphrey’s spouse.
(3)	Includes 1,070 shares held by Mr. Dambra’s spouse and daughter.
(4)	Includes 66,567 shares held by Mr. Wyckoff’s spouse.
(5)	Includes 843,464 shares held by Five Star Bank as Trustee in various trust/ fiduciary capacities.
(6)	The percent of class assumes the exercise of all vested options held by FII directors and executive officers and, therefore, on a pro forma basis, 11,495,822 shares of common stock outstanding.

STOCK PERFORMANCE GRAPH
The Stock Performance Graph compares the cumulative total return on FII’s common stock against the cumulative total return of the NASDAQ Stock Market Index of U.S. Stocks and the SNL Securities L.C. (“SNL”) $1 Billion — $5 Billion Bank Asset Size Index, for the period of December 31, 2000 through December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 in FII’s common stock and the indices, and that all dividends were reinvested.

	Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Financial Institutions, Inc.	100.00	76.16	225.40	222.66	188.55	162.47

NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54

SNL $1B-$5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38
Source: SNL Financial LC, Charlottesville, VA
© 2006

AUDIT COMMITTEE REPORT
The Audit Committee of the Company assists the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls and audit functions. The Audit Committee is comprised of “independent members”, including a financial expert, as defined by the applicable Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee Charter is attached as Appendix A.
Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.
In connection with these responsibilities, the Company’s Audit Committee met with management and the independent accountants to review and discuss the Company’s December 31, 2005 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with KPMG’s independence.
I.       AUDIT FEES
Fees billed by KPMG for professional services rendered in connection with the audits of the Company’s consolidated financial statements included in the Company’s Form 10-K and the limited reviews of the interim consolidated financial statements included in the Company’s Forms 10-Q were $633,000 for fiscal year ended December 31, 2005 and $883,485 for fiscal year ended December 31, 2004.
II.       AUDIT RELATED FEES
Audit-related services consist of audits of the Company’s broker-dealer subsidiary’s financial statements, financial statements of employee benefit plans and regulatory compliance procedures. These fees were $36,000 for fiscal year ended December 31, 2005 and $33,000 for fiscal year ended December 31, 2004.

Tax Fees
Tax fees consist of tax compliance and tax advisory services. These fees were $67,540 for the fiscal year ended December 31, 2005 and $45,645 for the fiscal year ended December 31, 2004.
All Other Fees
No additional fees than reported as audit fees, audit related fees and tax fees were billed by KPMG for the fiscal years ended December 31, 2005 and December 31, 2004.
Procedures have been adopted that require Audit Committee pre-approval of all permissible services to be performed by the independent accountant, including the fees and other compensation to be paid; certain routine additional professional services not to exceed $10,000 per quarter may be performed at the request of the Company. The additional professional services include tax assistance, research and compliance, assistance in research of accounting literature, and assistance in due diligence activities. A listing of the additional services provided to the Company each quarter, if any, is provided to the Company’s Audit Committee at the first scheduled meeting after the end of the quarter. Reporting of these services is a standing agenda item for each Audit Committee meeting. The 2005 fees which were not pre-approved were related to tax research and consultation in the amount of $17,540. This represents approximately 26% of the tax fees and 2.4% of the total fees.
Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Barton P. Dambra, Chairman
John R. Tyler, Jr.
Joseph F. Hurley

COMPENSATION OF EXECUTIVE OFFICERS
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee (Committee), which serves as the Compensation Committee of the Company, is composed entirely of independent directors as defined by the Nasdaq rules. Responsibilities of the Committee include:

•	Approving the design of the compensation program for the Company’s executives that includes:
              –       Base salary and benefits,
              –       Short-term incentive cash compensation, and
              –       Long-term stock option and restricted stock programs.

•	Establishing policies relating to overall compensation practices and employee benefits.
In designing these programs, the Committee focuses on several important goals:

•	Aligning the interests of executives with shareholders’ goals of maximizing long-term share value and return.

•	Attracting, retaining and motivating high-performing executives in the most cost-efficient manner.

•	Creating a high-performing and satisfying workplace.
The Company’s compensation program reflects a mix of stable and at risk compensation. The Committee believes that this structure fairly rewards executives and aligns their interests with those of shareholders in an efficient manner.
During 2005, executives joined the Company to lead new business units created in anticipation of consolidating the charters of the Company’s four subsidiary banks. The Committee recommended that the Company no longer use employment agreements, but instead provide change of control agreements to key executives. Change of control agreements were entered into with certain Company executives in June 2005. Mr. Humphrey’s employment agreement provided for an automatic 3-year renewal on June 25, 2005, however, he requested that his employment agreement not be renewed, but rather replaced with a change of control agreement similar to those provided to other Company executives.

The Committee recognized that changes in organizational structure would impact reporting lines and roles and responsibilities for certain management and executive employees, and potentially impact their compensation. Therefore, in August 2005, the Committee engaged an independent compensation consulting firm, Milliman Consultants, to study the Company’s executive and director compensation plans. Milliman compared Company compensation plans for executives and directors with a select peer group of 14 publicly traded banks and thrifts. The peer group ranged from $1.5 billion to $2.9 billion in assets, had a similar number of branch offices, and a comparable mix of loan and deposit products.
Executive Compensation
Base Salary. The independent compensation study determined that the Company’s base salaries for executives fell within the normal range of competitive salaries for like positions, and that the Company’s salary administration program was effective. The Committee intends that salaries be set approximately at peer medians while accounting for size, cost of living differences and organizational performance. Year-to-year increases in base salary depend upon prior year performance, determined through a formal evaluation process. Merit increases are based on the individual’s performance rating and the executive’s placement within the salary range for the position. For 2005, senior executives’ salaries were increased by an average of 2.5%. For 2006, senior executives’ salaries were increased by an average of 3.6%, which recognizes salary adjustments to certain executives who have assumed additional responsibilities.
Incentive Compensation. The compensation study concluded that the levels of cash incentives used by the Company were within market levels. The Company’s Senior Management Incentive Compensation Plan provides senior executives with incentive cash compensation based upon the attainment of critical short-term goals that the participant can influence. Senior executives receive bonus compensation at year-end, based upon the Company’s performance and individual performance against goals established at the beginning of the year. Because Company financial targets under the Plan were not achieved in 2005, Company’s senior executives, Messrs. Rudgers, Grover and Miller did not receive bonus compensation for 2005. 2004 bonus plan compensation for executives was reduced by 30% versus 2003.
In order to recognize the efforts of the senior executives named above to significantly improve the Company’s financial performance in 2006, the Committee has created an enhanced incentive for them, based on attainment of certain earnings per share targets at June 30, July 31 and September 30, 2006. To the extent the Company achieves at least eighty percent of the earnings per share target at each measurement date, bonuses will be paid in an amount prorated to the per cent of target achievement up to a maximum of 100% of the incentive opportunity.
For 2006, the Company’s annual incentive program has been re-designed to reward executives and employees at all job levels. Performance targets will be determined annually, however, at least eighty percent of the earnings per share target must be achieved before any incentives are paid. Annual incentives will identify, by job level and function, goals that will link to the overall business plan and Company objectives. The incentive will be based upon the employee’s level within the Company and the quality and degree of achievement of individual, team and Company goals. An individual performance multiplier may be used to adjust incentives, positively or negatively.
Stock Options. To encourage growth in shareholder value, the Company grants senior executives stock options. The Management Stock Incentive Plan, which was approved by the shareholders, is intended to motivate and retain key executives who are in a position to substantially affect the long-term success of the Company. The Committee believes that stock options, which provide value to participants, only when the Company’s shareholders benefit from stock price appreciation, are an important component of aligning the interests of executives with those of the Company’s shareholders. Management stock options vest over a four-year period.
In 2005 the Committee approved nonqualified stock options to the named executives shown on page 18.
Stock Ownership Requirements. In order to align the interests of executives and directors with the interests of shareholders, the Committee approved stock ownership requirements for senior executives and directors effective January 1, 2005. At its December 2005 meeting, the Committee amended the level of stock ownership for executives. Beginning January in the year after employment, the CEO of the Company would be expected to achieve stock ownership, over a five year period, equal in value to one times base salary, and all other senior executives must achieve stock ownership, over a five year period, of at least $50,000. Until the required ownership is achieved, the participant is required to retain at least 75% of any net shares acquired through the Management Stock Incentive Plan. Under the stock ownership guidelines, non-employee directors must achieve stock ownership, over a five year period, equal in value to at least $50,000.
Directors’ Compensation. When compared with the same peer group used in the executive and director compensation study, Board and Committee equity compensation was determined to be somewhat below market. Therefore, annual stock option grants to non-employee directors will remain at 1,000, and in addition, Company directors will receive 1,000 options annually for serving as Five Star Bank directors. Payment of directors’ travel expenses to attend meetings will be limited to travel from outside the Western New York area. Additional changes to directors’ compensation are summarized on page 7.
Chief Executive Officer. In accordance with its charter, the Committee reviews and approves the Company’s goals relevant to the chief executive officer’s compensation. Mr. Humphrey’s compensation is determined generally in the same manner as other senior executives, as described above, but with particular focus on overall company performance versus financial targets. The Committee also measures Mr. Humphrey’s personal performance based on input from his direct reports and evaluations from the Board of Directors, covering a number of specific categories pertinent to his leadership position. Using these criteria, the Committee conducts an annual evaluation of Mr. Humphrey’s performance to determine year-to-year changes in his base salary and bonus compensation. While the Company’s financial targets for 2005 were not achieved, Mr. Humphrey was successful in leading initiatives that should positively affect the Company’s long-term financial performance. 2005 objectives were to resolve regulatory issues, reduce the number of problem loans in the portfolio, restructure the organization and improve credit administration. By year-end, the consolidation of the former four banks into the state-chartered Five Star Bank was achieved. The improvements in the Company’s credit processes and culture, combined with the addition of new executive staff, and a new organizational structure should position the Company to improve its performance. Mr. Humphrey received a 2.5% merit increase for his 2005 performance, which was consistent with other Company executives who met individual performance standards in 2005. Mr. Humphrey received no incentive compensation for 2005, and his 2004 bonus compensation was decreased by nearly 48% versus 2003. Along with other senior executive officers, Mr. Humphrey may be paid an incentive in 2006 if certain earnings per share targets are achieved. Stock options may be granted to Mr. Humphrey in 2006, as approved by the committee.
MANAGEMENT DEVELOPMENT and COMPENSATION COMMITTEE
Samuel M. Gullo, Chairman
Susan R. Holliday
James E. Stitt

SUMMARY COMPENSATION TABLE
The following table sets forth certain information about the compensation of our Chief Executive Officer and our six other most highly compensated executive officers (the “Named Executive Officers”) in the capacities indicated.

		Annual		Long-Term
		Compensation		Compensation Awards

				Securities		All Other
				Underlying		Compen-
Name and		Salary	Bonus	Options/SARS	Payouts	sation(1)(2)(3)
Principal Position	Year	($)	($)	(#)	($)	($)

Peter G. Humphrey	2005	378,490	0	0	0	4,763
President & Chief Executive	2004	366,167	29,151	0	0	10,318
Officer of FII	2003	366,167	55,977	0	0	66,370

James T. Rudgers	2005	245,024	0	0	0	390
Executive Vice President	2004	46,178	20,000	0	0	0
and Chief of Community
Banking of FII

Thomas D. Grover	2005	214,423	0	0	0	3,500
Executive Vice President	2004	200,000	30,000	0	0	9,335
and Chief Risk Officer	2003	151,825	35,000	0	0	716
of FII

Douglas L. McCabe	2005	170,238	0	0	0	3,148
Senior Vice President and	2004	165,390	29,000	0	0	9,335
Regional President of Five	2003	162,831	25,361	0	0	3,000
Star Bank

Ronald A. Miller	2005	179,423	0	0	0	3,250
Executive Vice President	2004	165,000	22,500	0	0	9,335
and Chief Financial	2003	146,056	18,664	0	0	3,000
Officer of FII

Jon J. Cooper	2005	242,833	0	0	0	1,950
former Senior Vice	2004	220,222	24,500	0	0	10,109
President of FII	2003	213,623	45,756	0	0	31,466

Randolph C. Brown	2005	203,894	0	0	0	1,012
former Senior Vice	2004	193,683	13,122	0	0	10,059
President of FII	2003	166,701	33,000	0	0	32,758

[1]	Includes, for 2005, matching contributions made by us under our 401(k) plan in the amounts of $3,250, $390, $3,500, $3,148, $3,250, $1,950 and $1,012 for Messrs. Humphrey, Rudgers, Grover, McCabe, Miller, Cooper and Brown, respectively. Also includes the taxable benefit of the endorsement split-dollar life insurance policies in the amount of $1,513 for life insurance policies for Mr. Humphrey.

[2]	Includes, for 2004, matching and additional performance contributions made by us under our 401(k) plan in the amounts of $9,335, $9,335, $9,335, $9,335, $9,335 and $9,335, for Messrs. Humphrey, Grover, McCabe, Miller, Cooper and Brown respectively. Also includes the taxable benefit of the endorsement split-dollar life insurance policies in the amounts of $983, $774, and $724 for life insurance policies for Messrs. Humphrey, Cooper, and Brown, respectively.

[3]	Includes, for 2003, matching and additional performance contributions made by us under our 401(k) plan in the amounts of $3,000, $716, $3,000, $3,000, $3,000, and $3,000, for Messrs. Humphrey, Grover, McCabe, Miller, Cooper and Brown respectively. Also includes the entire amount of endorsement split-dollar life insurance premiums paid by us (including amounts that will be recovered by us upon payment of the policy or other events) in the amounts of $50,831, $28,466, and $29,758 for life insurance policies for Messrs. Humphrey, Cooper, and Brown, respectively. Additionally for Mr. Humphrey the amount includes $12,539 as consideration for relinquishing his interest in a previous split dollar insurance policy arrangement.
STOCK OPTION GRANTS IN LAST FISCAL YEAR

							Potential Realizable Value at
					Market Price		Assumed Annual Rate of
	Securities		% of Total	Exercise	($ per share)		Stock Price Appreciation for
	Underlying		Options	or Base	if different		Option Term(2)
	Options		Granted to	Price	than
	Granted		Employees	($ per	exercise	Expiration
Name	(#)		in 2005	Share)	price	Date	0% ($)	5% ($)	10% ($)

Peter G. Humphrey	16,659	(1)	11.63%	$21.05	N/A	2/23/2015	$0	$220,498	$558,732

James T. Rudgers	8,081	(1)	5.64%	$21.05	N/A	2/23/2015	$0	$106,960	$271,046

Thomas D. Grover	6,176	(1)	4.31%	$21.05	N/A	2/23/2015	$0	$81,745	$207,150

Douglas L. McCabe	4,170	(1)	2.91%	$21.05	N/A	2/23/2015	$0	$55,194	$139,867

Ronald A. Miller	4,404	(1)	3.07%	$21.05	N/A	2/23/2015	$0	$58,291	$147,715

(1)	Vests in 4 equal installments annually beginning on 2/23/2006.

(2)	These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of FII’s common stock. There can be no assurances that the values reflected in this table will be achieved.

OPTION EXERCISES IN LAST FISCAL YEAR AND
YEAR END OPTION VALUES

	Aggregate		Number of Securities		Value of Unexercised
	Option		Underlying Unexercised		In-The-Money Options
	Exercises		Options of Fiscal Year End		at Fiscal Year End(1)

	Shares
	Acquired
	on	Value
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter G. Humphrey	None	—	97,521	27,221	$528,280	$0

James T. Rudgers	None	—	0	8,081	$0	$0

Thomas D. Grover	None	—	3,258	10,830	$0	$0

Douglas L. McCabe	None	—	10,875	6,795	$0	$0

Ronald A. Miller	None	—	13,900	7,888	$51,562	$0

Jon J. Cooper	26,665	$121,053	0	0	$0	$0

Randolph C. Brown	36,335	$176,570	0	0	$0	$0

(1)	The value of unexercised stock options represents the difference between the exercise prices of the stock options and the closing price of FII’s common stock on the NASDAQ national market on December 31, 2005, which was $19.62 per share.
BENEFIT PLANS
FII maintains a defined benefit retirement plan that covers all of our full-and part-time employees who satisfy the eligibility requirements. Employees are eligible to participate in the plan if they have completed one year of employment and are at least 21 years of age. The defined benefit plan was amended, effective December 31, 2003. Normal Retirement Age for a participant who first participated in the plan prior to January 1, 2004 continues to be age 62 with 10 Years of Vesting Service, but no later than age 65. However, participants who first participated in the Plan on or after January 1, 2004 will have a Normal Retirement Age of age 65. Under the plan as amended, a participant’s normal retirement benefit is equal to:
For Benefit Service accrued prior to January 1, 2004, 1.75% of the Participant’s Average Annual Compensation at termination is multiplied by Years of Benefit Service accrued prior to January 1, 2004 up to 35 years. For Benefit Service earned on or after January 1, 2004, 1.50% of the Participant’s Average Annual Compensation at termination is multiplied by Years of Benefit Service accrued on and after to January 1, 2004, provided that such Years of Benefit Service shall not exceed the difference between (i) 35 and (ii) the Participant’s Years of Benefit Service earned prior to January 1, 2004. These formulas are increased by 1.25% of the Participant’s Average Annual Compensation at termination multiplied by Years of Benefit Service in excess of 35 years.

The Plan was modified to change the early retirement reduction factors. Participants who are 100% vested as of December 31, 2003, and who remain in the employment of the Employer until they reach the age of 55, shall have their entire Early Retirement Benefit determined using the current early retirement benefit reduction factors (3%).
Participants who are either not 100% vested as of December 31, 2003, or who do not remain in the employment of the Employer until they reach the age of 55, shall have their Early Retirement Benefit determined using the current early retirement benefit reduction factors (3%) applied to their Accrued Benefit attributable to service earned as of December 31, 2003, and using the new early retirement benefit reduction factors applied to their Accrued Benefit attributable to service earned on or after January 1, 2004.
For participants who first participated in the plan on or after January 1, 2004 shall have their entire Early Retirement Benefit determined using the new early retirement benefit reduction factors (1/15, 1/30).
Participants with five or more years of service are entitled to annual pension benefits beginning at their Normal Retirement Age. If a participant terminates employment with us before completing five years of service, such person forfeits the right to receive plan benefits. Total plan expense for 2005, 2004 and 2003 was $1,429,000, $1,323,000, and $1,364,000, respectively, and the market value of the assets held by the plan at December 31, 2005 was approximately $22.95 million. The following table sets forth the estimated plan benefits payable upon retirement for various levels of compensation and years of service:

---------------------------------Years-of-Service---------------
Compensation	15	20	25	30	35

$150,000	30,171	40,228	50,285	60,342	70,399

$175,000	35,796	47,728	59,660	71,592	83,524

$200,000	41,421	55,228	69,035	82,842	96,649

$250,000	43,671	58,228	72,785	87,342	101,899

$300,000	43,671	58,228	72,785	87,342	101,899

$350,000	43,671	58,228	72,785	87,342	101,899

$400,000	43,671	58,228	72,785	87,342	101,899

$450,000	43,671	58,228	72,785	87,342	101,899

For purposes of determining benefits under the plan, compensation includes salary and bonus but cannot exceed $210,000. The benefit computation is based on a life annuity with a five-year certain. The Social Security Offset (included in the above figures) is 0.49% times the three-year final average salary up to covered compensation times the number of years of creditable service up to 35 years. This offset assumes a 2005 benefit for a participant of age 65. The estimated credited years of service for each of the Named Executive Officers as of December 31, 2005 were as follows: Peter G. Humphrey, 26.417; James T. Rudgers, 0; Thomas D. Grover, 2.25; Douglas L. McCabe, 4.667; Ronald A. Miller 8.167; Jon J. Cooper, 7.750; and Randolph C. Brown, 13.167.
FII also maintains a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. At least one year of service is required to be eligible for employer-matching contributions. Participants may contribute up to 50% of their compensation to the plan, subject to IRS limitations. Each year we determine, at our discretion, the amount of matching contributions. Total plan expense charged to continuing operations for 2005, 2004, and 2003 was $301,000, $1,112,000, and $267,000, respectively. Company contributions to the plan on behalf of the Named Executive Officers are presented in the footnotes to the Summary Compensation Table on page 17.
EXECUTIVE AGREEMENTS
FII has entered into agreements with seven of its Executive and Senior Officers providing for continuation of compensation payments in certain circumstances following a “change in control” as defined in the agreements. Summary of the terms follows:

Compensation
Continuation
Effective Date	Officer Name	Officer Title	Period

June 8, 2005	Peter G. Humphrey	President & CEO	36 months
June 8, 2005	James T. Rudgers	Exec. VP & Chief of Community Banking	24 months
June 8, 2005	Ronald A. Miller	Exec. VP & Chief Financial Officer	24 months
June 8, 2005	Thomas D. Grover	Exec. VP & Chief Risk Officer	24 months
June 8, 2005	Martin K. Birmingham	Sr. VP & Regional President/Commercial Market Executive	12 months
September 7, 2005	John J. Witkowski	Sr. VP & Regional President/Retail Banking Executive	12 months
January 3, 2006	George D. Hagi	Exec. VP & Chief Risk Officer	24 months

The agreements require FII to continue to pay the executives their base salary plus average incentive compensation for the prior two years.
INDEPENDENT AUDITORS
KPMG LLP has served as the independent auditors of FII since 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our directors, executive officers and many of our substantial shareholders and their affiliates are also customers. “Affiliates” include corporations, partnerships and other organizations in which they are officers or partners, or in which they and their immediate families have at least a 10% interest. During 2005, our subsidiary bank, Five Star Bank, made loans in the ordinary course of business to many of our directors, officers, principal shareholders and their affiliates. On December 31, 2005, the aggregate principal amount of loans to the FII directors, named executive officers and their affiliates was $1,452,568. Loans outstanding by Five Star Bank to certain officers, directors or companies in which they have 10% or more beneficial ownership (including officers and directors of FII as well as its subsidiaries) approximated $2,007,000 at December 31, 2005, of which $155,000 were identified as impaired and on nonaccrual status. Loans made by Five Star Bank to officers, directors or companies in which they have a 10% or more beneficial interest (including officers and directors of FII as well as its subsidiaries) were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable transactions with other customers. Loans to directors, executive officers and substantial shareholders are subject to limitations contained in the Federal Reserve Act, which requires that such loans satisfy certain criteria. We expect to have such transactions or transactions on a similar basis with our directors, executive officers, principal shareholders and their associates in the future.
Peter G. Humphrey and James H. Wyckoff are first cousins.
During 2005 the Company engaged the firm of K&K West, Inc., of which director Erland E. Kailbourne was a consultant, to provide management consulting services. Payments made to K&K West, Inc. in 2005 totaled $18,237.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires FII’s directors and executive officers and persons who own more than 10% of a registered class of FII’s equity securities to file with the U.S. Securities and Exchange Commission reports of transactions in and ownership of FII common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish FII with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2005 except that James H. Wyckoff and Patrick C. Burke each filed two late reports, and John E. Benjamin, Robert N. Latella, Thomas P. Connolly and Gary M. Rougeau each filed one late report, each of which covered one transaction.
SHAREHOLDER PROPOSALS
Any proposal which an FII shareholder wishes to have considered by the Board of Directors for inclusion in FII’s proxy statement for a forthcoming meeting of shareholders must be submitted on a timely basis and meet the requirements of the Securities Exchange Act and FII’s By-laws. Proposals for the 2007 annual meeting will not be deemed to be timely submitted unless they are received by FII, directed to the President and Chief Executive Officer of FII, at its principal executive offices, not later than December 4, 2006. Management proxies will be authorized to exercise discretionary voting authority with respect to any other matters unless FII receives such notice thereof at least 45 days prior to the date of the Annual Meeting.
Shareholders may communicate with the Board of Directors or any individual director by sending such communication to the attention of the Corporate Secretary of FII who will forward all such communication to the Board or the individual directors.
OTHER MATTERS
The FII Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.
The cost of solicitation of proxies will be borne by FII. In addition to solicitation by mail, some officers and employees of FII may, without extra compensation, solicit proxies personally or by telephone or telegraph and FII will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.

To the extent permitted under the Rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions “Audit Committee Report,” “Management Development and Compensation Committee Report,” and “Stock Performance Graph” shall not be deemed to be “soliciting material,” shall not be deemed filed with the SEC and shall not be incorporated by reference in any filing by FII under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
SHAREHOLDERS MAY RECEIVE A COPY OF FII’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 LIBERTY STREET, WARSAW, NEW YORK 14569.
April 3, 2006

Appendix A
FINANCIAL INSTITUTIONS, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER
I.     AUTHORITY and PURPOSE

The Board of Directors of Financial Institutions, Inc. (“FII”) has established the Audit Committee to assist the Board in fulfilling its oversight and fiduciary responsibilities over FII and its subsidiaries (collectively, the “Company”). The Board of FII’s subsidiary, Five Star Bank, has delegated to FII’s Audit Committee all audit committee functions on behalf of Five Star Bank. The primary roles of the Audit Committee are to:

Serve as an independent and objective party to monitor the financial reporting process and system of internal controls.

Review and assess the performance of the internal audit department and the independent accountants (independent auditor).

Monitor the independent auditor’s qualifications, independence and performance.

Monitor compliance by the Company with legal and regulatory requirements.

Monitor management’s risk assessment programs and risk management policies.

Provide an open forum for communication among the independent auditor, financial and senior management, the internal audit department, and the Board of Directors.

The Audit Committee shall have the authority to fund its activities as it determines.

The Audit Committee will fulfill its roles by carrying out the duties and responsibilities as described in Section IV.
II.       COMPOSITION

The Audit Committee shall be comprised of 3 or more directors as determined by the Board, each of whom shall be “independent”, as defined by the

National Association of Securities Dealers (NASD) and the Securities and Exchange Commission (SEC), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee must be financially literate at the time of appointment. At least one member of the Committee shall be deemed an “audit committee financial expert”, or the Company will provide the required disclosure that the Committee does not include such an expert, as required by the SEC.

III.       MEETINGS

The Audit Committee will meet at least four times annually, or more frequently as circumstances warrant. Meetings shall allow for independent and separate discussions with the independent auditor, senior management and the internal audit personnel as deemed necessary to ensure candid and open communication.
IV.       DUTIES and RESPONSIBILITIES

The following are the specific areas and actions that the Audit Committee is responsible for:

The selection, evaluation, replacement, compensation and oversight of the work of the independent auditor, considering its independence and effectiveness.

The evaluation of the independent auditor’s adherence to independence requirements, partner rotation requirements and lead partner performance.

The evaluation of permissibility of all services to be performed by the independent auditor, as well as pre-approval of those engagements deemed to be allowable, including the fees and other compensation to be paid (for both audit and non audit services), in accordance with the established pre-approval procedures.

The review and approval of the scope of the annual audit with the independent auditor.

Providing oversight of management and the Risk Management Committee with respect to Sarbanes–Oxley certifications and reports regarding internal controls over financial reporting.

The review and discussion with management and the independent auditor of the quarterly financial statements and earnings releases prior to filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

The review and discussion with management and the independent auditor of the annual audited financial statements, including disclosures to be made in management’s discussion and analysis, and recommendations to the Board as to whether the audited financial statements should be included in the Form 10-K.

Periodically reviewing and discussing the adequacy and effectiveness of the disclosure controls and procedures and management’s reports thereon.

Reviewing and discussing with management critical accounting policies and critical accounting estimates.

Preparing a report for inclusion in the proxy statement that confirms that the committee has:

•	Reviewed and discussed with management the annual financial statements, including any report, opinion or review rendered by the independent auditor.

•	Discussed the matters that are required to be communicated by Statement on Auditing Standards No. 61 (SAS 61), “Communication with Audit Committees” with the independent auditor.

•	Received the written disclosures and the letter from the independent auditor on independence matters as required by Independence Standards Board Standard Number 1.

•	Discussed independence issues with the independent auditor.

•	Recommended to the Board of Directors that the audited financial statements be filed with the SEC.

The review and update of the Committee’s charter annually, and publication of the charter in the proxy statement at least every three years, or in the next proxy statement after any significant amendment to the charter.

The review of recommendations made by regulators and independent auditors and the monitoring of management’s response to such recommendations.

Discussion of the coordination of audit effort with the internal auditor and independent auditor to assure completeness of coverage, reduction of redundant work, and the effective use of audit resources.

The review and approval of the scope of the internal audit activities, the audit plan and personnel needs, on an annual basis.

The review of internal audit reports and management’s remedial responses as warranted.

Recommending to the Board of Directors the selection, re-appointment and/or termination of independent external loan review entities, considering their independence and effectiveness.

The review and approval of the scope of the external loan review, as well as the fees and other compensation to be paid.

The review of the reports issued by the external loan review entity along with any management responses to such reports.

The review and pre-approval of the engagement and compensation of any other public accounting firm, technology experts, or similar consultants employed for the purpose of the issuance of audit reports, risk management tests, or related work, considering their independence and effectiveness, as well as the approval of the fees and other compensation to be paid. Authority may be delegated to the committee chairperson to grant pre-approvals within an approved limit, provided that decisions shall be presented to the full Audit Committee at its next scheduled meeting.

As required by the listing standards, approve and communicate policies prohibiting related party transactions unless they are first reviewed and approved by the Audit Committee.

The review with management and the Risk Management Committee of the relevant risk exposures faced by the Company, including those related to legal and regulatory compliance, and the procedures and policies in place to manage these exposures. Reviewing codes of conduct applicable to officers, directors and employees and monitoring disclosure of all waivers.

Establishing procedures for receiving, retaining and handling complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Seeking, in the Committee’s sole discretion and authority, appropriate third party expert advice and approving the related fees and terms; including legal counsel opinions, when matters of a significant and material nature arise that cannot be resolved in the normal course of business.

Reporting Committee activities/actions to the Board of Directors at each meeting of the Board following a Committee meeting, and reviewing annually its charter and the Committee’s performance, and reporting the results to the Board of Directors.

Performing any other activities consistent with this charter, by-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

Revised 12/30/2005

ANNUAL MEETING OF SHAREHOLDERS OF
FINANCIAL INSTITUTIONS, INC.
May 3, 2006

     Proof #1

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1 -800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
     ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Karl V. Anderson, Jr. ¡ Erland E. Kailboume
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert N. Latella ¡ John R. Tyler, Jr.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.
PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE
*** YOUR PROXY VOTE IS IMPORTANT ***
No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.
It is important that you vote so that FII will not have to bear the unnecessary expense of another solicitation of proxies.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When Signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof #1

FINANCIAL INSTITUTIONS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 3, 2006
     The undersigned hereby appoints Peter G. Humphrey, Ronald A. Miller, and Sonia M. Dumbleton or any of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of FII to be held on May 3, 2006 and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.
(Continued and to be signed on the other side.)
14475